UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2007

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	000-28506	98-043-9758
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 20th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

The Company disclosed today the following details concerning the 50% index-based profit sharing components of its recently-announced time charters for the Genco Constantine and the Genco Titus:

•
The profit sharing between the Company and the charterer for each 15-day period is calculated by taking the average over that period of the published Baltic Cape Index of the four T/C routes as reflected in daily reports.

•
If such average is more than the base rate payable under the charter, the excess amount is allocable 50% to the Company and 50% to the charterer.  A third party brokerage commission of 3.75% based on the profit sharing amount due to the Company is payable out of the Company’s share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    GENCO SHIPPING & TRADING LIMITED

                    DATE:  September 6, 2007

                    /s/ John C. Wobensmith
                    John C. Wobensmith
                    Chief Financial Officer, Secretary and Treasurer
                                                (Principal Financial and Accounting Officer)